EXHIBIT 21.1



                                 SUBSIDIARIES OF

                      FAIR, ISAAC AND COMPANY, INCORPORATED



Name of Company and                                          Jurisdiction of
Name under which it                                          Incorporation or
Does Business                                                Organization
========================================                    ===================

          Fair, Isaac International
                Corporation(1)                                   California

               DynaMark, Inc.(1)                                 Minnesota

          Fair, Isaac International
            Germany Corporation(2)                               California

           Fair, Isaac International
             Canada Corporation(2)                               California

           Fair, Isaac International
               UK Corporation(2)                                 California

           Fair, Isaac International
             Japan Corporation(2)                                California

       Fair, Isaac International Ltd(2)                          England

          Fair, Isaac International
             France Corporation(2)                               California

           Fair, Isaac International
             Mexico Corporation(2)                               California

      Fair, Isaac International, S. A.(3)                        Monaco





(1)    100% owned by Fair, Isaac and Company, Incorporated.
(2)    100% owned by Fair, Isaac International Corporation.
(3) 100% owned by Fair, Isaac International Corporation except for qualifying shares.